UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2023
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Medpace Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5375 Medpace Way
Cincinnati, Ohio		45227
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 513 579-9911
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	MEDP	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 31, 2023, Medpace Holdings, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiaries, Medpace, Inc., as borrower, and Medpace IntermediateCo, Inc., as guarantor, entered into Amendment No. 5 to Loan Documents (“Amendment No. 5”) with PNC Bank, National Association in connection with the Company’s unsecured credit facility (the “Loan Documents”). Amendment No. 5 changes the aggregate principal amount that may be borrowed under the facility’s line of credit to up to $150 million, adjusts the interest rate and fee charged on the credit facility and extends the expiration date of the revolving credit note to March 29, 2024.

The foregoing description of Amendment No. 5 is qualified in its entirety by reference to Amendment No. 5. A copy of Amendment No. 5 is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 5 dated March 31, 2023 to Loan Documents
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date:	March 31, 2023	By:	/s/ Stephen P. Ewald
Stephen P. Ewald
General Counsel and Corporate Secretary